Exhibit (h1)

AMENDED AND RESTATED

SECURITIES LENDING AGENCY AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

ARTIO GLOBAL EQUITY FUND INC.

SECURITIES LENDING AGENCY AGREEMENT

          AMENDED AND RESTATED AGREEMENT, dated as of April 15, 2009, between ARTIO GLOBAL EQUITY FUND, INC., (the “Lender”), and State Street Bank and Trust Company, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”).

          WHEREAS, the Bank currently acts as custodian for securities held by it in the Account (as defined below) from time to time on behalf of the Lender; and

          WHEREAS, the Lender desires to appoint the Bank as its agent for the purpose of lending securities in the Account as more fully set forth below; and

          WHEREAS, the Bank has agreed to act as the Lender’s agent for such purpose pursuant to the terms hereof;

          NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Definitions.

          Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meaning assigned to them in the applicable Securities Borrowing Agreement.

          1.1 “Account” shall mean the custodial account or accounts established and maintained by the Bank on behalf of the Lender for the safekeeping of securities and monies received by the Bank from time to time.

          1.2 “Approved Investment” shall mean any type of security, participation or interest in property in which Cash Collateral may be invested or reinvested, as set forth on Schedule I hereto (which may be amended from time to time to add additional Approved Investments with the written consent of the Bank and the Lender, or to delete any Approved Investment at the written direction of the Lender).

          1.3 “Authorized Person” shall be any officer of the Lender and any other person, whether or not any such person is an officer or employee of the Lender, duly authorized by corporate resolutions of the Board of Directors or Trustees, as the case may be, of the Lender to give Oral and/or Written Instructions on behalf of the Lender, such persons to be designated in a Certificate which contains a specimen signature of such person.

          1.4 “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering Government Securities (as defined herein), its successors and nominees.

          1.5 “Borrower” shall mean any entity named on the Bank’s standard schedule of approved borrowers, as may be updated and made available to Lender from time to time by the Bank (the “Standard Approved Borrowers Schedule”) provided; however, that unless the Lender otherwise notifies the Bank in writing of its express approval of the Bank or any affiliate of the Bank as an approved borrower hereunder, the Bank shall restrict the Bank and any affiliate of the Bank from borrowing Securities of the Lender pursuant hereto. The Standard Approved Borrowers Schedule is available at any time, and Lender may restrict the Bank from lending Lender’s securities to any Borrower on the Standard Approved Borrowers Schedule upon written instruction to the Bank. The Lender will promptly notify the Bank if at any time:

                    (a) any potential Borrower which is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”), a broker-dealer exempted from registration under Section 15(a)(1) of the 1934 Act as a dealer of exempted Government securities, or a bank, has discretionary authority or control with respect to the investment of any Securities available for Loan, or

                    (b) any potential Borrower not described in clause (a) above is a party who is with respect to the Lender in such a position that a loan would be considered a conflict of interest under applicable law.

If the Lender provides such notice, the Bank shall take appropriate action to prevent the Lender from engaging in a Loan with any potential Borrower so identified by the Lender. The Bank shall be entitled to rely upon such notices from the Lender (and the absence of such notices) in its operation of this securities lending program.

          1.6 “Cash Collateral” shall mean United States Dollars, including without limitation, fed funds, New York Clearing House funds.

          1.7 “Certificate” shall mean any notice, instruction, schedule or other instrument in writing, authorized or required by this Agreement to be given to the Bank, which is actually received by the Bank and signed on behalf of the Lender by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

          1.8 “Collateral” shall mean Cash Collateral unless the Bank and the Lender have agreed in writing to additional collateral, including Government Securities and Letters of Credit.

          1.9 “Collateral Account” shall mean a segregated account established and maintained by the Bank for the purpose of holding Collateral, Cash Collateral and Approved Investments, interest, dividends and other payments and distributions received with respect to Collateral and Approved Investments (“Distributions”), and any Securities Loan Fee paid by Borrowers in connection with Securities loans hereunder. Bank is also hereby authorized to request a third party bank to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower pursuant to the terms hereof. In connection therewith, Bank may instruct such third party bank to establish and maintain a Borrower’s account and a Bank account wherein Collateral shall be maintained by such bank (as applicable) in accordance with the terms of a form of custodial arrangement which shall also be consistent with the terms hereof. The Lender agrees that the Bank’s sole liability for the acts or omissions of any such third-party bank shall be limited to liability arising from the Bank’s failure to use reasonable care in the selection of such agent.

          1.10 “Depository” shall mean the Depository Trust Company, Participant’s Trust Company, Euroclear, and any other securities depository or clearing agency (and their respective successors and nominees) authorized under applicable law or regulation to act as a securities depository or clearing agency, including any foreign securities depository approved by the Lender.

          1.11 “Government Security” shall mean book-entry Treasury securities (as defined in Subpart 0 of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other securities issued or fully guaranteed by the United States government or any agency or instrumentality of the United States government.

          1.12 “Letters of Credit” shall mean irrevocable bank letters of credit issued by a person other than the Borrower or an affiliate of the Borrower, provided Bank has determined that it is appropriate to accept such letters of credit as Collateral under the securities lending programs it administers.

          1.13 “Oral Instructions” shall mean verbal instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person.

          1.14 “Rebate” shall mean the amount payable by the Lender to a Borrower (as set forth in a Receipt) in connection with Securities loans at any time collateralized by Cash Collateral.

          1.15 “Receipt” shall mean a notation on the Lender’s fund accounting records reflecting each loan of Securities hereunder and the receipt of Collateral with respect to such loan.

          1.16 “Securities Borrowing Agreement” shall mean with, respect to any Borrower, the agreement pursuant to which the Bank lends securities on behalf of its customers (including the Lender) to such Borrower as may be amended from time to time.

          1.17 “Securities Loan Fee” shall mean the amount payable by a Borrower to the Bank, as agent for the Lender, pursuant to the applicable Securities Borrowing Agreement in connection with Securities loans, if any, collateralized by Collateral other than Cash Collateral.

          1.18 “Security” shall mean any Government Securities, non-U.S. securities, common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, which are available for lending pursuant to Section 2.2 of this Agreement.

          1.19 “Written Instructions” shall mean written communications actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby the Bank is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

2. Appointment; Scope of Agency Authority.

          2.1 Appointment. The Lender hereby appoints the Bank as its agent to lend Securities in the Account to Borrowers from time to time as hereinafter set forth, and the Bank hereby accepts appointment as such agent and agrees to so act.

          2.2 Securities Subject to Lending. Unless the lender provides otherwise in writing to the Bank, all Securities maintained in the Account shall be available for lending pursuant to this Agreement.

          2.3 Securities Borrowing Agreement. The Lender hereby authorizes the Bank to enter into a Securities Borrowing Agreement with respect to Lender with each Borrower and to lend Securities in the Account to Borrowers pursuant to such agreements. The Lender may elect to terminate any Borrower from Schedule II at any time.

          2.4 Loan Opportunities. The Lender acknowledges and agrees that the Bank shall have the right to decline to make any loans of Securities under any Securities Borrowing Agreement and to discontinue lending under any Securities Borrowing Agreement in its sole discretion and without notice to the Lender. The Lender agrees that it shall have no claim against the Bank based on, or relating to, loans made for other customers or for the Bank’s own account, or loan opportunities refused hereunder, whether or not the Bank has made fewer or more loans for any other customer or for the Bank’s own account than for the Lender, and whether or not any loan for another customer or for the Bank’s own account, or the opportunity refused, could have resulted in loans made hereunder.

          2.5 Use of Book-Entry System and Depositories. The Lender hereby authorizes the Bank on a continuous and on-going basis, to deposit in the Book-Entry System and any Depositories all Securities eligible for deposit therein and to utilize the Book-Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral, Approved Investments and monies under this Agreement. Where Securities, Collateral (other than Cash Collateral) and Approved Investments eligible for deposit in the Book-Entry System or a Depository are transferred to the Account, the Bank shall identify as belonging to the Lender a quantity of securities in a fungible bulk of securities shown on the Bank’s account on the books of the Book-Entry System or the applicable Depository. Securities, Collateral and Approved Investments deposited in the Book-Entry System or a Deposit will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or agency capacity.

3. Representations and Warranties.

          3.1 Lender’s Representations The Lender hereby represents and warrants to the Bank, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

                    (a) This Agreement and the use of the Approved Investments has been approved and will be reapproved annually by the Board of Directors/Trustees of the Lender as being in the best interests of shareholders of the Lender; this Agreement is, and each Securities loan and Approved Investment will be, legally and validly entered into by the Lender, does not, and will not, violate any statute, regulation, rule, order or, judgment binding on the Lender, or any provision of the Lender’s charter or by-laws, or any agreement binding on the Lender or affecting its property, and is enforceable against the Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally;

                    (b) The person executing this Agreement and all Authorized Persons acting on behalf of the Lender has and have been duly and properly authorized to do so;

                    (c) It is lending Securities as principal for its own account and it will not transfer, assign or encumber its interest in, or rights with respect to, any securities loans;

                    (d) All Securities subject to lending pursuant to Section 2.2 of this Agreement are free and clear of all liens, claims, security interests and encumbrances, no such Security subject to lending has been sold and the Lender has no present intention to sell any of the Securities subject to lending. The Lender shall promptly delete from the list referenced in Section 2.2 hereof any and all Securities which are no longer subject to the representations contained in this sub-paragraph (d).

          3.2 Bank’s Representations The Bank hereby represents and warrants to the Lender, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

                    (a) This Agreement is legally and validly entered into by the Bank, does not and will not, violate any statute, regulation, rule, order or, judgment binding on the Bank, or any provision of the Bank’s charter or by-laws, or any agreement binding on the Bank or affecting its property, and is enforceable against the Bank in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally; and

                    (b) The person executing this Agreement on behalf of the Bank and all persons acting on the Bank’s behalf pursuant to this Agreement have been duly and properly authorized to do so.

4. Securities Lending Transactions.

          4.l Loan Initiation. From time to time the Bank may lend Securities to Borrowers and deliver such Securities against receipt of Collateral in accordance with the applicable Securities Borrowing Agreement. The Bank shall deliver to the Lender a Receipt in connection with each loan made hereunder.

          4.2 Receipt of Collateral; Approved Investments.

                    (a) The initial Collateral received shall have (depending on the nature of the loaned securities and the Collateral received) a value of 102% or 105% of the market value of the loaned Securities, or such other value, but not less than 102% of the market value of the loaned Securities, as may be applicable in the jurisdiction in which such loaned Securities are customarily traded. Pursuant to the terms of the applicable Securities Borrowing Agreement, the Bank shall, in accordance with the Bank’s reasonable and customary practices, mark loaned Securities and Collateral to their market value each business day based upon the market value of the Collateral and the loaned Securities at the close of business employing the most recently available pricing information and receive and deliver Collateral in order to maintain the value of the Collateral at no less than one hundred percent (100%) of the market value of the loaned Securities. The Bank is hereby authorized and directed, without obtaining any further approval from the Lender, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investment. The Bank shall credit all Collateral, Approved Investments and Distributions received with respect to Collateral and Approved Investments to the Collateral Account and mark its books and records to identify the Lender’s ownership thereof as appropriate.

                    (b) All Approved Investments shall be for the account and risk of the Lender. To the extent any loss arising out of Approved Investments results in a deficiency in the amount of Collateral available for return to a Borrower pursuant to the Securities Borrowing Agreement, the Lender agrees to pay the Bank on demand cash in an amount equal to such deficiency.

                    (c) Except as otherwise provided herein, all Collateral, Approved Investments and Distributions credited to the Collateral Account shall be controlled by, and subject only to the instructions of, the Bank, and the Bank shall not be required to comply with any instructions of the Lender with respect to the same.

          4.3 Distributions on Loaned Securities. Except as provided in the next sentence, amounts equal to all interests, dividends, and other distributions paid with respect to loaned Securities shall be credited to the Lender’s account on the date such amounts are delivered by the Borrower to the Bank. Lender acknowledges that it will be receiving a substitute payment from the Borrower in lieu of such interests, dividends, and other distributions. Any non-cash distribution on loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the applicable loan (and shall be considered to constitute loaned Securities) as of the date such non-cash distribution is received by the Borrower.

          4.4 Marks to Market. The Bank shall on each Business Day mark to market in U.S. dollars the value of all Securities loaned hereunder and accordingly receive and release Collateral in accordance with the applicable Securities Borrowing Agreement.

          4.5 Collateral Substitutions. The Bank shall accept substitutions of Collateral in accordance with the applicable Securities Borrowing Agreement and shall credit all such substitutions to the Collateral Account, provided however that unless other Collateral has been mutually agreed upon in writing by the Bank and the Lender, no other Collateral may be substituted for Cash Collateral.

          4.6 Termination of Loans. The Bank shall terminate any Securities loan to a Borrower in accordance with the applicable Securities Borrowing Agreement as soon as practicable after:

                     (a) receipt by the Bank of a notice of termination pursuant to the Securities Borrowing Agreement;

                     (b) receipt by the Bank of Written Instructions instructing it to terminate a Securities loan;

                     (c) receipt by the Bank of Written Instructions deleting the Borrower to whom such loan was made from Schedule II hereto;

                     (d) upon the Bank’s becoming aware of the occurrence of a default pursuant to the applicable Securities Borrowing Agreement requiring termination of such loan; or

                     (e) whenever the Bank, in its sole discretion, elects to terminate such loan.

          4.7 Securities Loan Fee. The Bank shall receive any applicable Securities Loan Fee paid by Borrowers pursuant to the Securities Borrowing Agreement and credit all such amounts received to the Collateral Account.

          4.8 The Borrower’s Financial Condition. The Bank shall promptly inform Lender of any event of which it becomes aware that woulod have a material effect on a Borrower’s ability to perform under any Securities Borrowing Agreement.

          4.9 Transfer Taxes and Necessary Costs. All transfer taxes and necessary costs with respect to the transfer of the loaned Securities by the Lender to the Borrower and the Borrower to the Lender upon the termination of the loan shall be paid by the Borrower in accordance with the applicable Securities Borrowing Agreement.

          4.10 Remedies Upon Default.

                     (a) If at the time of a notification to a Borrower by the Bank of a Borrower “Default” or Borrower “Event of Default” with respect to a loan (within the meaning of the applicable Securities Borrowing Agreement), some or all of the loaned Securities under such loan have not been returned by the Borrower, and subject to the terms of this Agreement, the Bank shall indemnify the Lender against the failure of the Borrower as follows. The Bank shall purchase a number of Securities of the same issuer, class and denomination as the loaned Securities equal to the number of such unreturned loaned Securities (“Replacement Securities”), to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by promptly applying the proceeds of the Collateral with respect to such loan to the purchase of such Replacement Securities. Subject to the Lender’s obligations pursuant to Sections 4.2(b), 5.3 and 5.7 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at the Bank’s expense.

                    (b) If and to the extent the Bank is unable to purchase Replacement Securities pursuant to Paragraph (b) hereof, the Bank shall credit to the Lender’s account an amount equal to the Market Value of the unreturned loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market by the Borrower against the unreturned loaned Securities; or (ii) the next business day following the day referred to in (i) above, if higher. For purposes hereof, “Market Value” of a security means the market value of such security (including, in the case of a loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by the Bank, or such other independent sources as may be selected by the Bank on a reasonable basis.

                    (c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, the Bank shall credit to the Lender’s account the value of all distributions on the loaned Securities (not otherwise credited to the Lender’s accounts with the Bank), for record dates which occur before the date that the Bank purchases Replacement Securities pursuant to Paragraph (a) or credits the Lender’s account pursuant to Paragraph (b).

                    (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at the Bank’s expense.

                    (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such loan are received from the Borrower, the Bank shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by the Bank pursuant to Paragraphs (a) through (d) above, and then to credit to the Lender’s account all other amounts owed by the Borrower to the Lender with respect to such loan under the applicable Securities Borrowing Agreement.

In the event that the Bank is required to make any payment and/or incur any loss or expense under this Section, the Bank shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Lender against the Borrower under the applicable Securities Borrowing Agreement.

          4.11 Bank’s Obligation. Except as specifically set forth herein, or in any applicable Securities Borrowing Agreement, the Bank shall have no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Borrowing Agreement.

5. Concerning the Bank.

          5.1     Standard of Care: Indemnification.

                    (a) It is expressly understood and agreed that in exercising its rights and performing its obligations hereunder, the Bank owes no fiduciary duty to the Lender. The Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys and accountants fees) incurred by the Lender, except those costs, expenses, damages, liabilities or claims arising out of the Bank’s negligence, willful misconduct, bad faith, or reckless disregard of its obligations and duties hereunder. The Bank shall have no obligation hereunder for costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees), which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository or their respective successors or nominees. In no event shall the Bank be liable for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

                    (b) The Lender agrees to indemnify the Bank and to hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which the Bank may sustain or incur or which may be asserted against the Bank by reason of or as a result of any action taken or omitted by the Bank in connection with or arising out of the Bank’s operating under and in compliance with this Agreement, except those costs, expenses, damages, liabilities or claims arising out of the Bank’s negligence, bad faith, willful misconduct, or reckless disregard of its obligations and duties hereunder. The foregoing indemnity shall be a continuing obligation of the Lender, its successors and assigns, notwithstanding the termination of any loans hereunder or of this Agreement. Actions taken or omitted in reasonable reliance upon Oral or Written Instructions, any Certificate, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be presumed to have been taken or omitted in good faith.

          5.2 No Obligation to Inquire. Without limiting the generality of the foregoing, the Bank shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities at any time held in the Account or Approved Investments held in the Collateral Account, or the legality or propriety of any loans of Securities to Borrowers.

          5.3 Advances, Overdrafts and Indebtedness; Security Interest.

                    (a) The Bank may, in its sole discretion, advance funds on behalf of the Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled pursuant to the Securities Borrowing Agreement. The Bank may also, in its sole discretion and as a matter of bookkeeping convenience, credit the Account with interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor and the Lender agrees that such bookkeeping credits may also be reflected on its books, and otherwise, as “immediately available” or “same day” funds or by some similar characterization. Notwithstanding any such credit or characterization, all such credits shall be conditional upon the Bank’s actual receipt of final payment and may be reversed by the Bank to the extent that final payment is not received. If the Bank, in its sole discretion, permits the Lender to use funds credited to the Account prior to receipt by the Bank of final payment thereof, the Lender shall nonetheless, continue to bear the risk of, and liability for, the Bank’s non receipt of final payment in full.

                    (b) The Lender agrees to repay the Bank on demand the amount of any advance or credit described in Section 5.3(a) above or any other amount owed by the Lender hereunder plus accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) as agreed to by the parties from time to time. In order to secure repayment of any credit, advance, overdraft or other indebtedness of the Lender to the Bank arising hereunder, the Lender hereby agrees that the Bank shall have a continuing lien and security interest, to the extent of any such amounts owing, in and to all assets now or hereafter held in the Account and the Collateral Account, which is then in the Bank’s possession or control or in the possession or control of any third party acting on the Bank’s behalf. In this regard, the Bank shall be entitled to charge any amounts owed to the Bank hereunder against any balance of account standing to the credit of the Lender on the Bank’s books and, without limiting the foregoing, to all the rights and remedies of a pledgee under common law and a secured party under the Massachusetts Uniform Commercial Code and/or any other applicable laws and/or regulations as then in effect.

                    (c) The rights of the Bank and the obligations of the Lender under this Section are absolute and unconditional whether or not the Bank would be entitled to indemnification pursuant to Section 5.l(b) hereof.

                    (d) For all purposes of this Agreement, payment with respect to a transaction will not be “final” until the Bank shall have received immediately available funds which under applicable law or rule are irreversible, which are not subject to any security interest, levy or other encumbrance, and which are specifically applicable, or deemed by the Bank to be specifically applicable, to such transaction. A debit by the Bank to any other account of the Lender maintained by the Bank or to an account of any third party to whom or for whose account Securities have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by the Bank of immediately available, irreversible and unencumbered funds.

          5.4 Advice of Counsel The Bank may, with respect to questions of law, apply for and obtain the advice and opinion of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

          5.5 No Collection Obligations. The Bank shall be under no obligation or duty to take action to effect collection of any amounts payable in respect of Securities or Approved Investments if such Securities or Approved Investments are in default, or if payment is refused after due demand and presentation.

          5.6 Pricing Methods. The Bank is authorized to utilize any recognized pricing information service or any other means of valuation specified in the applicable Securities Borrowing Agreement (“Pricing Methods”) in order to perform its valuation responsibilities with respect to loaned Securities, Collateral and Approved Investments, and the Lender agrees to hold the Bank harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such Pricing Methods.

          5.7 Agent’s Fee. In connection with each Securities loan hereunder the Lender shall pay to the Bank a fee equal to 20% of (a) net realized income derived from Approved Investments, plus (b) any Securities Loan Fee paid or payable by the Borrower, minus (c) any Rebate paid by the Bank to the Borrower. The Bank is authorized, on a monthly basis, to charge its fee and any other amounts owed by the Lender hereunder against the Account and/or Collateral Account.

          5.8 Reliance On Certificates and Instructions. The Bank shall be entitled to rely upon any Certificate, any information contained on any Schedule hereto as may be amended in accordance with the terms hereof, and Written or Oral Instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Lender agrees to forward to the Bank Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by the Bank by the close of business of the same day that such Oral Instructions are given to the Bank. The Lender agrees that the fact that such confirming Written Instructions are not received on a timely basis or that contrary instructions are received by the Bank shall in no way affect the validity or enforceability of the transactions authorized by the Lender. The Bank will use reasonable efforts to report any subsequently received contrary instructions. In this regard, the records of the Bank shall be presumed to reflect accurately any Oral Instructions given by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

          5.9 Disclosure of Account Information. It is understood and agreed that the Bank is authorized to supply to any Borrower any information regarding the Account which is required by the Borrower or by any law or governmental regulation now or hereafter in effect.

          5.10 Statements. The Bank will periodically furnish the Lender with statements relating to loans hereunder.

          5.11 Force Majeure. The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, the unavailability of energy sources and other similar happenings or events.

          5.12 No Implied Duties.

                    (a) The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and in the applicable Securities Borrowing Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

                    (b) The Lender shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Lender in connection with this Agreement.

6. Termination. This Agreement may be terminated at any time by either party upon delivery to the other party of a written notice specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. Notwithstanding any such notice, this Agreement shall continue in full force and effect with respect to all loans of Securities outstanding on the date of termination.

7. Miscellaneous.

          7.1 Exclusivity. The Lender agrees that it shall not enter into any other agreement with any third party whereby such third party is permitted to make loans on behalf of the Lender of any securities held by the Bank in the Account from time to time.

          7.2 Certificates. The Lender agrees to furnish to the Bank a new Certificate in the event that any present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new Certificate is received, the Bank shall be fully protected in acting upon Oral Instructions or signatures of the present Authorized Persons.

          7.3 Notices.

                    (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and received by it at its offices at 200 Clarendon Street, P.O. Box 9130, Boston, Massachusetts 02117-9130, Attention: Securities Lending Department, , with a copy to: John E. Henry, General Counsel or at such other place as the Bank may from time to time designate in writing.

                    (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Lender shall be sufficiently given if addressed to the Lender and mailed or delivered to it at its offices at 330 Madison Avenue, New York, New York 10017, Attention: Craig Giunta, or at such other place as the Lender may from time to time designate in writing.

          7.4 Cumulative Rights and No Waiver. Each and every right granted to a party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of a party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by a party of any right preclude any other or future exercise thereof or the exercise of any other right.

          7.5 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

          7.6 Amendments. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

          7.7 Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

          7.8 Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles thereof. The Lender hereby consents to the jurisdiction of a state or federal court situated in Boston, Massachusetts in connection with any dispute arising hereunder.

          7.9 No Third Party Beneficiaries. In performing hereunder, the Bank is acting solely on behalf of the Lender and no contractual or service relationship shall be deemed to be established hereby between the Bank and any other person.

          7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

          7.11 SIPA Notice. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO THE BANK AS AGENT FOR THE LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER’S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.

          7.12. Distributions on and Voting Rights with Respect to Loaned Securities. Except as provided in the next sentence, all substitute interest, dividends, and other distributions paid with respect to loaned Securities shall be credited to the Lender’s account on the date such amounts are delivered by the Borrower to the Bank. Any non-cash distribution on loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the loan (and shall be considered to constitute loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Lender may, by giving the Bank ten (l0) business days’ notice prior to the date of such non-cash distribution, direct the Bank to request that the Borrower deliver such non-cash distribution to the Bank, pursuant to the applicable Securities Borrowing Agreement, in which case the Bank shall credit such non-cash distribution to the Lender’s account on the date it is delivered to the Bank.

The Lender acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to Securities of the Account that are on loan on the applicable record date for such Securities.

The Lender also acknowledges that any payments of distributions from Borrower to the Lender are in substitution for the interest or dividend accrued or paid in respect of loaned Securities and that the tax and accounting treatment of such payment may differ from the tax and accounting treatment of such interest or dividend.

If an installment, call or rights issue becomes payable on or in respect of any loaned Securities, the Bank shall use all reasonable endeavors to ensure that any timely instructions from the Lender are complied with, but the Bank shall not be required to make any payment unless the Lender has first provided the Bank with funds to make such payment.

The Lender acknowledges and agrees that, with respect to a dividend paid during the loan term by a company that is a resident of France, the Lender will not be entitled to receive, either from the French company or the Borrower, any additional dividends (sometimes referred to as “complementary coupons”) declared and payable by such company that are equivalent to a tax credit adjustment (such as “credit d’impot étranger”).

The Lender further acknowledges and agrees that the Lender will be required to accept cash in lieu of fractional shares in all instances in which an issuer does not issue fractional shares.

          7.13. Agency Lending Disclosure. Lender authorizes the Bank to disclose Lender’s identity as a principal lender, and certain other related Account information, including but not limited to name and address, tax identification number, lendable assets, and the Lender’s prospectus, to the Bank’s standard list of approved borrowers, as reasonably necessary for such borrowers to perform credit and risk approval, analysis and monitoring, and to satisfy operational, books and records, regulatory capital, financial, credit, legal, audit and regulatory requirements related to securities lending transactions.

          7.14. Performance Explorer. Lender hereby agrees to participate in the Performance Explorer service offered by the Bank through Data Explorers Limited and Lender further agrees that as a condition for its participation in the Performance Explorer service, the Bank is authorized by Lender to provide to Data Explorers information relating to Lender’s loaned Securities on an anonymous basis for aggregation into the Data Explorers database, provided that the identity of the Lender as owner of the loaned Securities is in no way identifiable and provided further that Data Explorers Limited has agreed to treat any such information provided to it confidentially and to use such information solely for the purposes of providing the service.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

ARTIO GLOBAL INVESTMENT FUNDS, on behalf of		STATE STREET BANK AND TRUST
the portfolios listed in Appendix I of the Agency		COMPANY
Agreement

By:	/s/ Craig M. Giunta	By:	/s/ Suzanne N. Lee

Name:	Craig M. Giunta	Name:	Suzanne N. Lee

Title:	Chief Financial Officer	Title:	Senior Managing Director

ARTIO GLOBAL INVESTMENT FUNDS, on behalf of
the portfolios listed in Appendix I of the Agency
Agreement

By:	/s/ Anthony Williams

Name:	Anthony Williams

Title:	President

Schedule I
Approved Investments

Money Market Funds
Lender instructs Bank to invest cash Collateral in State Street Navigator Securities Lending Government Portfolio and has concurrent herewith completed and delivered the Subscription Agreement attached hereto as Exhibit IA.

ARTIO GLOBAL EQUITY FUND INC.

		By:	/s/ Craig M. Giunta
		Name:	Craig M. Giunta
		Title:	Chief Financial Officer

		By:	/s/ Anthony Williams
		Name:	Anthony Williams
		Title:	President

Acknowledged and agreed: State Street Bank and Trust Company

By:	/s/ Suzanne N. Lee
Name:	Suzanne N. Lee
Title:	Senior Managing Director

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Exhibit IA

Subscription Agreement

TERMS AND CONDITIONS APPLICABLE TO INVESTMENT IN THE
STATE STREET NAVIGATOR SECURITIES LENDING GOVERNMENT PORTFOLIO

This Subscription Agreement is entered into in connection with the Securities Lending Agency Agreement (the “Agency Agreement”) dated September 28, 2005 between JULIUS BAER GLOBAL EQUITY FUND (the “Lender”) and State Street Bank and Trust Company, as successor to Investors Bank & Trust Company (the “Bank”).

1. Agency Agreement Approved Investments. On the date hereof, Lender has instructed the Bank under the Agency Agreement to invest all cash Collateral in the State Street Navigator Securities Lending Government Portfolio (referred to hereafter as the “Portfolio”) and by signing below agrees to all of the terms, representations and warranties, fees and expenses as set out in this Subscription Agreement.

2. Fees and Expenses. In respect of the State Street Navigator Securities Lending Government Portfolio:

On an annualized basis, the management/trustee/custody/fund administration/transfer agent fee for investing cash Collateral in the Portfolio is not more than 5.00 basis points netted out of yield. The trustee of the Portfolio may pay out of the assets of the Portfolio all reasonable expenses and fees of the Portfolio, including professional fees or disbursements incurred in connection with the operation of the Portfolio.

3. Representations and Warranties. In connection with the purchase of the interests in the Portfolio (“Interests”), the Lender also represents and warrants to, and agrees and covenants with, the Portfolio, in each case as of the date hereof and as of the date or dates on which any Interests are so purchased, as follows, and authorizes and directs the Bank (unless the Lender has expressly notified The Bank to the contrary in writing) to execute and to deliver, on behalf of the Lender, one or more documents relating to such representations and warranties:

(a)          Interests will be purchased for the account of the Lender for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein and the Lender has not received any form of general solicitation or advertising in connection with its decision to purchase Interests;

(b)          The Lender understands that the Portfolio is a privately offered money market mutual fund, has been informed of the investment objectives and policies of the Portfolio, and is aware of the risks associated with an investment in the Portfolio, including the risk that the Portfolio may not be able to maintain a constant net asset value;

(c)          The Lender qualifies as an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended;

(d)          No beneficiary of, or participant in, the Lender has any right to consult with regard to, advise or direct the investments made by or on behalf of the Lender hereunder;

(c)          The Lender has not been organized for the purpose of purchasing Interests;

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(d)          Neither the execution and delivery of this Authorization Agreement by the Lender nor the purchase of any Interest by the Lender requires any approval, authorization, license, or filing from or with any foreign, federal, state or municipal board or agency except as may already be obtained by Lender or the Bank as to matters approved by order under the Investment Company Act of 1940 (“40 Act Orders”);

(e)          No provision of any applicable law, regulation or document by which the Lender is bound prohibits the purchase of Interests in the Portfolio on behalf of the Lender (except as may be permitted under the 40 Act Orders); and

(f)          Simultaneously herewith the Lender has completed, executed and delivered to the Portfolio a Form W-9 setting forth certain taxpayer identification information required by the Portfolio.

4.          Authority. The undersigned represents that the undersigned has the full power and authority to act on behalf of and bind the Lender under this Subscription Agreement and acknowledges and agrees that the Bank is not acting as its fiduciary or investment adviser in connection with the Lender’s decision to invest in the State Street Navigator Securities Lending Trust, or any series thereof.

5.          Lender hereby represents to the Bank that, if Lender is a registered management investment company, then: (i) its policies and objectives generally permit it to engage in securities lending transactions; (ii) its policies permit it to purchase shares of the Portfolio with cash Collateral; (iii) its participation in the Bank’s securities lending program, including the investment of cash Collateral in the Portfolio, has been approved by a majority of the directors or trustees of the Lender that are not “interested persons” of the Lender within the meaning of section 2(a)(19) of the Investment Company Act of 1940, as amended, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the Portfolio is in the Lender’s best interest; and (iv) the Lender’s prospectus and/or Statement of Additional Information provides appropriate disclosure concerning its securities lending activity.

6. The Lender further acknowledges that interests in the Portfolio, to which the Bank provides services, are not guaranteed or insured by the Bank or by the United States Federal Deposit Insurance Corporation or any government agency.

Agreed as of the date below written:
ARTIO GLOBAL EQUITY FUND INC.

	By:	/s/ Craig M. Giunta
	Name:	Craig M. Giunta
	Title:	Chief Financial Officer

	By:	/s/ Anthony Williams
	Name:	Anthony Williams
	Title:	President

Date: 5/4/09

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